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                                                                   EXHIBIT 10.11


                         BOARD MEMBERS' RETIREMENT PLAN
                                       OF
                             U. S. TRUST CORPORATION

                     AS AMENDED AND RESTATED EFFECTIVE AS OF
                                 JANUARY 1, 1997





                                    ARTICLE I

                                     PURPOSE

         1.1 The Plan, as hereinafter set forth, represents a continuation of the Board Members' Retirement Plan of U.S. Trust Corporation, as amended and restated effective as of September 1, 1995 (a) to reflect the transfer of the Plan to and the adoption of the Plan by the Corporation, and the Corporation s assumption of and becoming solely responsible for all liabilities and obligations of U.S. Trust Corporation under the Plan, effective immediately before the "New Holdings Distribution", as defined in the Agreement and Plan of Merger dated as of November 18, 1994 between The Chase Manhattan Corporation and U.S. Trust Corporation (the "Merger Agreement"), and (b) to reflect the Distribution and the "Merger" , as defined in the Merger Agreement.

         1.2 The purpose of the Plan, as so continued, is to assist in attracting and retaining individuals of superior talent, ability and achievement, to serve as Board Members by providing a retirement income for Board Members.


                                   ARTICLE II

                                   DEFINITIONS

         When used herein, the following terms shall have the following meanings:

         2.1 "AFFILIATED COMPANIES" means (i) with respect to U.S. Trust Corporation, each of its direct or indirect subsidiaries, and (ii) with respect to the Corporation, each of its direct or indirect subsidiaries.
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         2.2 "ANNUAL RETAINER" means the sum of (i) cash retainer fees paid for service to the Board without regard to the number of meetings attended and (ii) the Fair Market Value on the date of grant of the Common Shares issued to each Board Member pursuant to the terms of the U.S. Trust Corporation Stock Plan for Non-Employee Directors.

         2.3 "BENEFICIARY" means the person or persons designated in accordance with Article VI of the Plan to receive the amount, if any, payable upon the death of an Eligible Board Member.

         2.4 "BOARD" means (i) the Board of Directors, (ii) with respect to periods prior to the Chase Merger Closing Date, the Board of Trustees of United States Trust Company of New York, and with respect to periods after the Chase Merger Closing Date, the Board of Trustees of New U.S. Trust Company of New York, which will assume the name of "United States Trust Company of New York" as of the time the New Holdings Distribution is effective, or (iii) the board of directors of any other Affiliated Company of the Corporation (or, for periods prior to the Chase Merger Closing Date, U.S. Trust Corporation), the members of which board have been designated by the Board of Directors as being eligible for participation in this Plan.

         2.5 "BOARD MEMBER" means any individual who is a member of any Board.

         2.6 "BOARD OF DIRECTORS" means (i) with respect to periods prior to the Chase Merger Closing Date, the Board of Directors of U.S. Trust Corporation, and
(ii) with respect to periods after the Chase Merger Closing Date, the Board of Directors of the Corporation.

         2.7 "CHASE MERGER CLOSING DATE" shall mean the "Closing Date" as defined in Section 1.2 of the Merger Agreement.

         2.8 "COMMITTEE" means the persons appointed by the Board of Directors to administer the Plan in accordance with Section 7.2.

         2.9 "COMMON SHARES" shall mean (i) prior to the Chase Merger Closing Date, the common shares ($1.00 par value per share) of U.S. Trust Corporation, and (ii) after the Chase Merger Closing Date, the common shares ($1.00 par value per share) of the Corporation.

         2.10 "CORPORATION" means New USTC Holdings Corporation, which will assume the name of "U.S. Trust Corporation" as of the time the New Holdings Distribution is effective.

         2.11 "ELIGIBLE BOARD MEMBER" means a Board Member who retires from active service as such and meets both of the following conditions: (i) retirement takes place on reaching age 72 or after completing fifteen years of such service and (ii) at no time has he or she been an officer or an employee of the Corporation, or any of their Affiliated Companies.


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         2.12 "FAIR MARKET VALUE" means, with respect to Common Shares on any date of grant, the Average Market Value of one Common Share on such date or, if such date is not a business day, on the business day next preceding such date. For this purpose, the "Average Market Value" of one Common Share on any business day shall mean the average of the mean between the per-share high and low prices for the Common Shares during such day, as quoted on the NASDAQ National Market System, or, if the Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         2.13 "PLAN" means the Board Members' Retirement Plan of U.S. Trust Corporation as set forth herein and as amended and restated from time to time.

         2.14 "RETIREMENT BENEFIT" means the benefit described in Article III of the Plan.


                                   ARTICLE III

                               RETIREMENT BENEFITS

         3.1 An Eligible Board Member upon retirement from active service as a Board Member shall receive an annual Retirement Benefit equal to the amount of the Annual Retainer payable to such Board Member during the last full year of such active service, which shall be payable for the period set forth in Article IV.

         3.2 The Retirement Benefit shall be payable in four quarterly installments on the first business day of the month following the end of each calendar quarter, with the first and last such payment adjusted where appropriate to reflect the number of full months for which such benefit has been earned.


                                   ARTICLE IV

                         DURATION OF RETIREMENT BENEFITS

         4.1 If an Eligible Board Member retires at age 72 having served as such for a minimum of 10 years, the Retirement Benefit shall be payable for life.

         4.2 If an Eligible Board Member retires at age 72 having served as such for less than 10 years, the Retirement Benefit shall be payable for a period equal to the number of whole years and whole months of such service or for life, whichever is shorter.


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         4.3 If an Eligible Board Member retires prior to reaching age 72 having served a minimum of 15 years, the Retirement Benefit shall be payable for a period equal to the number of whole years and whole months of such service or for life, whichever is shorter.


                                    ARTICLE V

                                SOURCE OF PAYMENT

         5.1 All payments of Retirement Benefits hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided, however, that the Corporation may establish a bookkeeping reserve to meet its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation or the Committee, and any Board Member or other person. An Eligible Board Member shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan.


                                   ARTICLE VI

                          DESIGNATION OF BENEFICIARIES

         6.1 Each Board Member who participates in the Plan shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Board Member may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Board Member's death, and in no event shall it be effective as of the date prior to such receipt.

         6.2 If no such Beneficiary designation is in effect at the time of a Board Member's death, or if no designated Beneficiary survives the Board Member, or if such designation conflicts with law, the Board Member's estate shall be deemed to have been designated as his or her Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of


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appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Corporation therefor.


                                   ARTICLE VII

                           ADMINISTRATION OF THE PLAN

         7.1 The Plan shall be administered by the Committee which shall have full power and authority to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and the calculation of the amount of benefits payable thereunder, and to review claims for benefits under the Plan. The Committee's interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.

         7.2 The Committee shall be composed of at least three Board Members who shall be appointed by the Board of Directors from among Board Members who are disqualified from becoming Eligible Board Members because of their failure to meet the condition set forth in Section 2.11(ii). If at any time there are less than three such Board Members, additional members of the Committee shall be appointed from among those Board Members who have never participated in the Plan or, in the absence of any such Board Members, from among any senior officers of the Corporation or any of its Affiliated Companies.

         7.3 No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless, each member of the Committee and each other employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.


                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

         8.1 The Plan may be amended, suspended or terminated, with prospective or retroactive effect, in whole or in part, by the Board of Directors without the consent of any Board Member or Beneficiary. The Committee may adopt any amendment which may be


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necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided any such amendment does not have a material effect on the currently estimated cost to the Corporation of maintaining the Plan. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Eligible Board Member to benefits under the Plan which have arisen prior to the date of such action, as determined by the Committee in its sole discretion.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 The Plan shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and the Eligible Board Member, his or her successors, assigns, designees and estate. The Plan shall also be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation, but nothing in the Plan shall preclude the Corporation from merging or consolidating into or with, or transferring all or substantially all of the assets to, another corporation which assumes the Plan and all obligations of the Corporation hereunder. The Corporation agrees to make appropriate provision for the preservation of Eligible Board Members' rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption, the term "Corporation" shall refer to such other corporation and the Plan shall continue in full force and effect.

         9.2 Neither the Plan nor any action taken hereunder shall be construed as giving to any person the right to be proposed or elected as a director or trustee of the Corporation or any of its Affiliated Companies.

         9.3 The Corporation shall withhold from all amounts payable under the Plan all federal, state, local or other taxes required pursuant to law to be withheld with respect to such amounts.

         9.4 An Eligible Board Member's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Board Member or his or her Beneficiary.

         9.5 If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount may be paid to such person's spouse, child, or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim


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therefor has been made by a duly appointed legal representative of such person.
Any payment shall be a complete discharge of the liability of the Corporation with respect to such payment.

         9.6 All elections, designations, requests, notices, instructions, and other communications from an Eligible Board Member, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first class mail or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

         9.7 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

         9.8 The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

         9.9 The Plan shall be governed by the laws of the State of New York from time to time in effect.


                                    ARTICLE X

                               TERMINATION OF PLAN

         10.1 Notwithstanding any other provision in this Plan to the contrary, no Retirement Benefits shall be payable after December 31, 1996 to any person other than to those Eligible Board Members who retired from active service as Board Members prior to such date.

         10.2 This Plan shall automatically terminate when all payments required to be made hereunder with respect to the retirement benefit payable with respect to each of the Eligible Board Members referred to in Section 10.1 have been made.


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